                       [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                 EXHIBIT 15




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this 462(b) Registration Statement, of Coho Energy, Inc. for the registration of $25,000,000 of 8 7/8 Senior Subordinated Notes due 2007, of our report dated August 14, 1997, with respect to the consolidated financial statements and schedules of Coho Energy, Inc. included in the Registration Statement on Form S-3 (File no 333-33979), as amended, and related Prospectus of Coho Energy, Inc. dated September 30, 1997, for the registration of $125,000,000 of 8 7/8 Senior Subordinated notes due 2007.



                                                    /s/ ARTHUR ANDERSEN LLP

Dallas, Texas
October 1, 1997